EXHIBIT 23

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Consent of Independent Registered Public Accounting Firm

The Jones Group Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-166566 filed on May 6, 2010 and Form S-8  filed on May 15, 1996, June 16, 1999, August 23, 1999, August 2, 2001, June 12, 2003, June 2, 2004, June 3, 2005 and May 25, 2009 of The Jones Group Inc. of our reports dated February 21, 2012, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of The Jones Group Inc.'s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

New York, New York

February 21, 2012

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the International BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.